Exhibit l

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

May 10, 2007

Medallion Financial Corp.

437 Madison Avenue

New York, New York 10022

Re: Registration Statement on Form N-2

Ladies and Gentlemen :

We have acted as counsel to Medallion Financial Corp., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a registration statement on Form N-2 (the “Registration Statement”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, relating to an offering by the Company of up to 9,500,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company. The Shares may be issued and sold from time to time by the Company after the Registration Statement to which this opinion is an exhibit becomes effective.

We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares and for purposes of this opinion we have assumed that such proceedings will be timely completed.

In so acting, we have examined copies of such records of the Company and such other certificates and such other documents and matters of law as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due organization, valid existence and good standing of all parties under all applicable laws; (iv) the legal right and power of all parties under all applicable laws and regulations to enter into, execute and deliver such documents, agreements and instruments; (v) the due authorization, execution and delivery of the Registration Statement and due authorization of all

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Medallion Financial Corp.

May 10, 2007

documents, agreements and instruments by all parties thereto and the binding effect of such documents, agreements and instruments on all parties (other than the Company); (vi) that all consents, approvals and authorizations by any governmental authority required to be obtained by all parties (other than the Company) have been obtained by such parties; and (vii) the capacity of natural persons.

Based upon the foregoing and subject to the assumptions, qualifications and exceptions set forth herein, we are of the opinion that:

1. Upon the taking of appropriate corporate action by the Company to approve the issuance and terms of the Shares, the terms of the offering thereof and related matters; the effectiveness of the Registration Statement; and the sale and delivery of the Shares at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the prospectus included therein, the Shares will be duly and validly authorized, and will constitute valid and legally binding obligations of the Company.

The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

1. The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

2. The opinions set forth above are qualified in that the legality or enforceability of the documents referred to therein may be (i) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (ii) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought, and (iii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

3. We express no opinion as to provisions of the documents referenced in this opinion letter insofar as such provisions relate to (i) the subject matter jurisdiction of a United States Federal court to adjudicate any controversy relating to such documents, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States Federal court, (iii) the waiver of right to a jury trial, (iv) the validity or enforceability under certain circumstances of provisions of the documents with respect to severability or any right of setoff, or (v) limitations on the effectiveness of oral amendments, modifications, consents and waivers.

Medallion Financial Corp.

May 10, 2007

4. This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

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